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                                                                    Exhibit 99.7

                                    FORM OF
                          NOMINEE HOLDER CERTIFICATION

To the Subscription Agent:

          The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or a nominee therefor, holding of record ____________ shares of common stock, par value $5.00 per share ("Western Common Shares") of Western Resources, Inc. ("Western Resources") on behalf of _____________________, beneficial owners as of the close of business
on April [    ], 2001 (the "Record Date") for the distribution by Westar
Industries, Inc. ("Westar Industries"), a wholly owned subsidiary of Western Resources, of non-transferable rights (the "Rights") to purchase from Westar Industries common stock ("Westar Common Shares") of Westar Industries, all as
described in Westar Industries' Prospectus dated April [    ], 2001 (the
"Prospectus"), a copy of which the undersigned has received. As stated in the Prospectus, one Right is being distributed for every six shares of Western Common Shares, or every six shares underlying a stock option or restricted share unit, held of record as of the close of business on the Record Date, except that at least one Right is being distributed to each holder of Western Resources common stock, stock options and restricted share units. The undersigned is exercising on behalf of the beneficial holders of ________ Rights and is subscribing for _______ Westar Common Shares pursuant to the basic subscription privilege and _______ Westar Common Shares pursuant to the over-subscription privilege. The amount subscribed for pursuant to the over-subscription privilege will not exceed five times the number of Rights received by the beneficial owner. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of Western Common Shares, that such beneficial ownership is reflected on the undersigned's records and that all Western Common Shares which, to the undersigned's knowledge are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide Westar Industries or its designee with such additional information as Westar Industries deems necessary to verify the foregoing.


                              ----------------------------------
                              Name of Record Holder


                              By:
                                  ----------------------------------
                                  Name:
                                        ----------------------------

                                  Title:
                                        ----------------------------

                                  Address:
                                          --------------------------

                                  Telephone Number:
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Date:   ___________, 2001